Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

OTCQX: SPNV

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

THIRD QUARTER 2019 RESULTS

Houston, November 5, 2019 – Superior Energy Services, Inc. (NYSE: SPN; OTCQX: SPNV) (the “Company”) today announced a net loss for the third quarter of 2019 of $38.4 million, or $0.25 per share, on revenue of $425.7 million. This compares to a net loss of $71.1 million, or $0.46 per share, for the second quarter of 2019, on revenue of $436.3 million and a net loss of $21.8 million, or $0.14 per share for the third quarter of 2018, on revenue of $573.1 million.

The Company reported pre-tax charges of $9.6 million in reduction in value of assets and $2.0 million in restructuring costs, primarily in its Technical Solutions and Production Services segments. The Company also reported a gain from a legal settlement of approximately $5.8 million. The resulting adjusted net loss for the third quarter was $34.0 million, or $0.22 per share.

David Dunlap, President and CEO, commented, “Our third quarter results highlight the steady improvement occurring in U.S. offshore and international markets. Our emphasis on these markets, combined with reduced capital spending levels resulted in Superior Energy generating free cash flow and improving its cash balance.

“Despite a slight decrease in total revenue, primarily in U.S. land operations, our margins improved as we continue to right size and reorganize our operations for lower levels of activity in the U.S. land market. As the U.S. land market resets for an activity level that reflects depressed commodity prices, we will continue to seek operating efficiencies and minimize capital spending.

“In the U.S. offshore region, revenue from premium drill pipe rentals and completion tools improved as completion activity increased. International revenue also increased as demand for premium drill pipe and bottom hole assemblies continued to grow.

“In spite of the extremely difficult landscape in U.S. land markets, we believe we have exposure to competitively advantaged markets globally in which to focus our efforts. Pursuing our highest margin opportunities, controlling costs and reduced capital expenditures have resulted in an improved cash position. Our cash balance grew by $25.8 million during the quarter and has increased by $101.8 million since the end of 2018. We expect this momentum to continue and look forward to continuing to build cash for the remainder of the year.”

Third Quarter 2019 Geographic Breakdown

U.S. land revenue was $231.6 million in the third quarter of 2019, a decrease of 12% as compared with revenue of $263.0 million in the second quarter of 2019, and a 42% decrease compared to revenue of $396.8 million in the third quarter of 2018. U.S. Land revenue was down only 6% sequentially after adjusting second quarter revenue for the disposition of the drilling rig service line. U.S. offshore revenue increased 12% to $93.0 million as compared with revenue of $83.0 million in the second quarter of 2019, and a 3% increase from revenue of $90.2 million in the third quarter of 2018. International revenue of $101.1 million increased by 12% as compared with revenue of $90.3 million in the second quarter of 2019 and increased 17% as compared to revenue of $86.1 million in the third quarter of 2018.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the third quarter of 2019 was $111.2 million, a 10% increase from second quarter 2019 revenue of $100.7 million and a 12% increase from third quarter 2018 revenue of $99.2 million.

U.S. land revenue remained flat at $46.6 million, U.S. offshore revenue increased 21% sequentially to $33.9 million and international revenue increased 21% to $30.7 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the third quarter of 2019 was $145.1 million, an 11% decrease from second quarter 2019 revenue of $163.5 million, and a 51% decrease from third quarter 2018 revenue of $294.9 million. On a sequential basis, the decrease in revenue is almost entirely attributable to the disposition of the drilling rig service line during the second quarter of 2019.

Production Services Segment

The Production Services segment revenue decreased in the third quarter of 2019 by 4% to $98.7 million from $103.0 million in the second quarter of 2019, and decreased by 7% from third quarter 2018 revenue of $105.9 million.

U.S. land revenue was $32.6 million, a 16% decrease from second quarter revenue of $38.8 million. U.S. offshore revenue decreased 15% sequentially to $18.3 million and international revenue increased by 12% sequentially to $47.8 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the third quarter of 2019 was $70.7 million, a 2% increase from second quarter 2019 revenue of $69.1 million and a 3% decrease from third quarter 2018 revenue of $73.1 million.

U.S. land revenue decreased 46% sequentially to $7.3 million. U.S. offshore revenue increased 22% sequentially to $40.8 million and international revenue remained flat at $22.6 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Wednesday, November 6, 2019. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 5519413. For those who cannot listen to the live call, a telephonic replay will be available through November 13, 2019 and may be accessed by calling 877-344-7529 and using the access code 10134966.

About Superior Energy Services

Superior Energy Services (NYSE: SPN; OTCQX: SPNV) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to: the conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth and operations and increasing our exposure to risk during adverse economic conditions; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; we may not be fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair our financial condition; credit risk associated with our customer base; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; the impact that unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with our international operations; laws, regulations or practices in foreign countries could materially restrict our operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; changes in competitive and technological factors affecting our operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; not realizing the benefits of acquisitions or divestitures; our operations may be subject to cyber-attacks that could have an adverse effect on our business operations; counterparty risks associated with reliance on key suppliers; challenges with estimating our potential liabilities related to our oil and natural gas property; and risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenues	$425,717	$573,068	$436,315	$1,329,208	$1,590,934

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	294,206	404,389	296,428	920,797	1,117,659
Depreciation, depletion, amortization and accretion	67,389	99,892	75,218	225,046	303,584
General and administrative expenses	62,768	68,895	71,984	208,597	214,611
Reduction in value of assets	9,571	—	31,381	40,952	—

Loss from operations	(8,217)	(108)	(38,696)	(66,184)	(44,920)

Other income (expense):
Interest expense, net	(24,505)	(24,952)	(24,650)	(74,275)	(74,733)
Other income (expense)	(3,353)	(277)	490	(4,476)	(4,394)

Loss from continuing operations before income taxes	(36,075)	(25,337)	(62,856)	(144,935)	(124,047)
Income taxes	2,366	(3,521)	8,194	12,261	(16,846)

Net loss from continuing operations	(38,441)	(21,816)	(71,050)	(157,196)	(107,201)
Loss from discontinued operations, net of income tax	—	—	—	—	(729)

Net loss	$(38,441)	$(21,816)	$(71,050)	$(157,196)	$(107,930)

Basic and Diluted losses per share:
Net loss from continuing operations	$(0.25)	$(0.14)	$(0.46)	$(1.01)	$(0.70)
Loss from discontinued operations	—	—	—	—	—

Net loss	$(0.25)	$(0.14)	$(0.46)	$(1.01)	$(0.70)

Weighted average common shares:
Basic and Diluted	156,573	154,529	155,997	155,808	154,047

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$259,889	$158,050
Accounts receivable, net	368,530	447,353
Prepaid expenses	64,760	45,802
Inventory and other current assets	139,840	121,700

Total current assets	833,019	772,905

Property, plant and equipment, net	891,540	1,109,126
Operating lease right-of-use assets	96,190	—
Goodwill	135,922	136,788
Notes receivable	67,042	63,993
Restricted cash	2,753	5,698
Intangible and other long-term assets, net	97,285	127,452

Total assets	$2,123,751	$2,215,962

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$110,398	$139,325
Accrued expenses	220,623	219,180
Income taxes payable	3,842	734
Current portion of decommissioning liabilities	3,621	3,538

Total current liabilities	338,484	362,777

Long-term debt, net	1,285,755	1,282,921
Decommissioning liabilities	131,263	126,558
Operating lease liabilities	76,255	—
Other long-term liabilities	148,907	152,967

Total stockholders’ equity	143,087	290,739

Total liabilities and stockholders’ equity	$2,123,751	$2,215,962

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(in thousands)

(unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(157,196)	$(107,930)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	225,044	303,584
Reduction in value of assets	40,952	—
Other noncash items	21,156	(10,427)
Changes in working capital and other	(13,452)	(101,871)

Net cash provided by operating activities	116,504	83,356

Cash flows from investing activities:
Payments for capital expenditures	(105,393)	(186,283)
Proceeds from sales of assets	90,696	29,595

Net cash used in investing activities	(14,697)	(156,688)

Cash flows from financing activities:
Other	(1,056)	(3,950)

Net cash used in financing activities	(1,056)	(3,950)
Effect of exchange rate changes in cash	(1,857)	(1,834)

Net change in cash, cash equivalents, and restricted cash	98,894	(79,116)
Cash, cash equivalents and restricted cash at beginning of period	163,748	192,483

Cash, cash equivalents, and restricted cash at end of period	$262,642	$113,367

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	September 30, 2019	June 30, 2019	September 30, 2018
U.S. land
Drilling Products and Services	$46,590	$47,267	$45,605
Onshore Completion and Workover Services	145,105	163,495	294,869
Production Services	32,620	38,808	47,858
Technical Solutions	7,283	13,385	8,453

Total U.S. land	$231,598	$262,955	$396,785

U.S. offshore
Drilling Products and Services	$33,895	$28,085	$26,065
Onshore Completion and Workover Services	—	—	—
Production Services	18,295	21,410	16,776
Technical Solutions	40,771	33,492	47,286

Total U.S. offshore	$92,961	$82,987	$90,127

International
Drilling Products and Services	$30,700	$25,330	$27,514
Onshore Completion and Workover Services	—	—	—
Production Services	47,872	42,784	41,236
Technical Solutions	22,586	22,259	17,406

Total International	$101,158	$90,373	$86,156

Total Revenues	$425,717	$436,315	$573,068

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	September 30, 2019 (1)	June 30, 2019 (1)	September 30, 2018
Revenues
Drilling Products and Services	$111,185	$100,682	$99,184
Onshore Completion and Workover Services	145,105	163,495	294,869
Production Services	98,787	103,002	105,870
Technical Solutions	70,640	69,136	73,145

Total Revenues	$425,717	$436,315	$573,068

Income (Loss) from Operations
Drilling Products and Services	$37,991	$26,087	$20,255
Onshore Completion and Workover Services	(16,169)	(19,881)	2,767
Production Services	564	3,442	(5,998)
Technical Solutions	1,583	8,473	8,962
Corporate and other	(26,388)	(24,174)	(26,094)

Total Loss from Operations	$(2,419)	$(6,053)	$(108)

EBITDA
Drilling Products and Services	$58,159	$47,577	$48,085
Onshore Completion and Workover Services	12,911	13,506	50,066
Production Services	12,627	16,614	11,087
Technical Solutions	6,492	14,452	15,291
Corporate and other	(25,219)	(22,984)	(24,745)

Total EBITDA	$64,970	$69,165	$99,784

(1)	Income (loss) from operations and EBITDA exclude the impact of special items for the three months ended September 30 and June 30, 2019. For Non-GAAP reconciliations, refer to Table 2 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss, which is the directly comparable financial measure determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss (non-GAAP financial measure). This financial measure is provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Consolidated Adjusted Net Loss

(in thousands)

(unaudited)

Table 1

	Three months ended, September 30, 2019		Three months ended, June 30, 2019
	Consolidated	Per Share	Consolidated	Per Share
Reported net loss	$(38,441)	$(0.25)	$(71,050)	$(0.46)

Reduction in value of assets	9,571	0.06	31,381	0.20
Restructuring costs	2,003	0.01	1,262	0.01
Legal settlement	(5,776)	(0.04)	—	—
Income taxes	(1,345)	—	(7,573)	(0.04)

Adjusted net loss	$(33,988)	$(0.22)	$(45,980)	$(0.29)

The following table reconciles net income/loss from operations by segment, which is the directly comparable financial measure determined in accordance with GAAP, to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended September 30, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from operations	$37,991	$(18,204)	$(734)	$(4,531)	$(52,963)	$(38,441)
Reduction in value of assets	—	566	1,997	7,008	—	9,571
Restructuring costs	—	1,469	377	157	—	2,003
Legal settlement	—	—	(1,076)	—	(4,700)	(5,776)
Interest expense, net	—	—	—	(1,051)	25,556	24,505
Other expense	—	—	—	—	3,353	3,353
Income taxes	—	—	—	—	2,366	2,366

Adjusted income (loss) from operations	$37,991	$(16,169)	$564	$1,583	$(26,388)	$(2,419)

Depreciation, depletion, amortization and accretion	20,168	29,080	12,063	4,909	1,169	67,389

Adjusted EBITDA	$58,159	$12,911	$12,627	$6,492	$(25,219)	$64,970

	Three months ended June 30, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from operations	$26,087	$(51,262)	$3,442	$9,508	$(58,825)	$(71,050)
Reduction in value of assets	—	31,381	—	—	—	31,381
Restructuring costs	—	—	—	—	1,262	1,262
Interest expense, net	—	—	—	(1,035)	25,685	24,650
Other expense	—	—	—	—	(490)	(490)
Income taxes	—	—	—	—	8,194	8,194

Adjusted income (loss) from operations	$26,087	$(19,881)	$3,442	$8,473	$(24,174)	$(6,053)

Depreciation, depletion, amortization and accretion	21,490	33,387	13,172	5,979	1,190	75,218

Adjusted EBITDA	$47,577	$13,506	$16,614	$14,452	$(22,984)	$69,165

	Three months ended September 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from operations	$20,255	$2,767	$(5,998)	$9,948	$(48,788)	$(21,816)
Interest expense, net	—	—	—	(986)	25,938	24,952
Other expense	—	—	—	—	277	277
Income taxes	—	—	—	—	(3,521)	(3,521)

Income (loss) from operations	$20,255	$2,767	$(5,998)	$8,962	$(26,094)	$(108)

Depreciation, depletion, amortization and accretion	27,830	47,299	17,085	6,329	1,349	99,892

EBITDA	$48,085	$50,066	$11,087	$15,291	$(24,745)	$99,784